Exhibit 5.1

March 6, 2014

LKQ Corporation

500 West Madison Street

Suite 2800

Chicago, Illinois 60661

LKQ Corporation

Registration Statement on Form S-4

Ladies and Gentlemen:

I am the General Counsel of LKQ Corporation, a Delaware corporation (the “Company”), and have acted as securities counsel to the Company and certain of its subsidiaries and affiliates listed on Annex A hereto (the “Guarantors”) in connection with the preparation and filing of the Registration Statement on Form S-4 of the Company (the “Registration Statement”), filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Act”), in connection with the offering by the Company of up to $600,000,000 aggregate principal amount of the Company’s 4.75% Senior Notes due 2023 (the “Exchange Notes”) in exchange for a like principal amount of the Company’s outstanding 4.75% Senior Notes due 2023 (the “Original Notes”).

The Exchange Notes are to be issued pursuant to the Indenture (the “Indenture”), dated as of May 9, 2013, among the Company, the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), and are or will be guaranteed pursuant to the terms of the Indenture and the notation endorsed on the Notes by the Guarantors (the “Guarantees”).

In arriving at the opinions expressed below, I have examined originals, or copies certified or otherwise identified to my satisfaction as being true and complete copies of the originals, of the Indenture, the Original Notes and the Guarantees related thereto and the forms of the Exchange Notes and the Guarantees related thereto, and such other documents, corporate records, certificates of officers of the Company and the Guarantors and of public officials and other instruments as I have deemed necessary or advisable to enable me to render these opinions. In my examination, I have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. As to any facts material to these opinions, I have relied to the extent I deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company, the Guarantors and others.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that, when the Exchange Notes and the Guarantees related thereto are executed and authenticated in accordance with the provisions of the Indenture and issued and delivered in exchange for the Original Notes in the manner described in the Registration Statement, the Exchange Notes will constitute legal, valid and binding obligations of the Company, and the Guarantees will constitute legal, valid and binding obligations of the Guarantors obligated thereon.

The opinions and other matters in this letter are qualified in their entirety by, and subject to, the following:

i.	I express no opinion as to the laws of any jurisdiction other than the Included Laws. For purposes of this opinion, the term “Included Laws” means the Laws of the State of New York, which is the law that governs the Indenture and the obligation of the Guarantors to guarantee the Exchange Notes under certain circumstances (the securities to which the opinion in this letter relates), the general corporate, limited liability company or partnership statutes in the states in which the Guarantors are incorporated or otherwise organized, and the Laws of the State of Delaware that are, in my experience, normally applicable to the matters covered by my opinion, including the Delaware General Corporation Law, any applicable provisions of the Constitution of the State of Delaware, and applicable judicial decisions.

ii.	The foregoing opinion is limited by and subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

iii.	This letter and the matters addressed herein are as of the date hereof, and I undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or entity, including governmental authorities (each such person or entity being a “Person”), or any other circumstance. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

iv.	I express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws; (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws; (iii) any purported fraudulent transfer “savings” clause; (iv) any waiver of the right to jury trial or (v) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

I consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references made to me under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Victor M. Casini, Esq

ANNEX A

ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant	Jurisdiction of Incorporation or Formation
Accu-Parts LLC	New York
Akron Airport Properties, Inc.	Ohio
American Recycling International, Inc.	California
A-Reliable Auto Parts & Wreckers, Inc.	Illinois
ATK Motorsports Inc.	California
Budget Auto Parts U-Pull-It, Inc.	Louisiana
City Auto Parts of Durham, Inc.	North Carolina
Damron Holding Company, LLC	Delaware
DAP Trucking, LLC	Florida
Double R Auto Sales, Inc.	Florida
Gearhead Engines Inc.	California
Greenleaf Auto Recyclers, LLC	Delaware
KAI China LLC	Delaware
KAIR IL, LLC	Illinois
Keystone Automotive Industries, Inc.	California
Kwik Auto Body Supplies, Inc.	Massachusetts
Lakefront Capital Holdings, Inc.	California
LKQ 1st Choice Auto Parts, LLC	Oklahoma
LKQ 250 Auto, Inc.	Ohio
LKQ A&R Auto Parts, Inc.	South Carolina
LKQ All Models Corp.	Arizona
LKQ Apex Auto Parts, Inc.	Oklahoma
LKQ Atlanta, L.P.	Delaware
LKQ Auto Parts of Central California, Inc.	California
LKQ Auto Parts of Memphis, Inc.	Arkansas
LKQ Auto Parts of North Texas, Inc.	Delaware
LKQ Auto Parts of North Texas, L.P.	Delaware
LKQ Auto Parts of Orlando, LLC	Florida
LKQ Auto Parts of Utah, LLC	Utah
LKQ Best Automotive Corp.	Delaware
LKQ Birmingham, Inc.	Alabama
LKQ Brad’s Auto & Truck Parts, Inc.	Oregon
LKQ Broadway Auto Parts, Inc.	New York
LKQ Copher Self Service Auto Parts-Bradenton Inc.	Florida
LKQ Copher Self Service Auto Parts-Clearwater Inc.	Florida
LKQ Copher Self Service Auto Parts-St. Petersburg Inc.	Florida
LKQ Copher Self Service Auto Parts-Tampa Inc.	Florida
LKQ Crystal River, Inc.	Florida
LKQ Finance 1 LLC	Delaware
LKQ Finance 2 LLC	Delaware
LKQ Foster Auto Parts Salem, Inc.	Oregon
LKQ Foster Auto Parts Westside LLC	Oregon
LKQ Foster Auto Parts, Inc.	Oregon
LKQ Gorham Auto Parts Corp.	Maine
LKQ Great Lakes Corp.	Indiana

LKQ Heavy Truck-Texas Best Diesel, L.P.	Texas
LKQ Holding Co.	Delaware
LKQ Hunts Point Auto Parts Corp.	New York
LKQ Lakenor Auto & Truck Salvage, Inc.	California
LKQ Management Company	Delaware
LKQ Metro, Inc.	Illinois
LKQ Mid-America Auto Parts, Inc.	Kansas
LKQ Midwest Auto Parts Corp.	Nebraska
LKQ Minnesota, Inc.	Minnesota
LKQ of Indiana, Inc.	Indiana
LKQ of Michigan, Inc.	Michigan
LKQ of Nevada, Inc.	Nevada
LKQ of Tennessee, Inc.	Tennessee
LKQ Online Corp.	Delaware
LKQ Penn-Mar, Inc.	Pennsylvania
LKQ Plunks Truck Parts & Equipment—Jackson, Inc.	Mississippi
LKQ Powertrain, Inc.	Delaware
LKQ Precious Metals, Inc.	Rhode Island
LKQ Raleigh Auto Parts Corp.	North Carolina
LKQ Route 16 Used Auto Parts, Inc.	Massachusetts
LKQ Salisbury, Inc.	North Carolina
LKQ Savannah, Inc.	Georgia
LKQ Self Service Auto Parts-Holland, Inc.	Michigan
LKQ Self Service Auto Parts-Kalamazoo, Inc.	Michigan
LKQ Self Service Auto Parts-Memphis LLC	Tennessee
LKQ Self Service Auto Parts Tulsa, Inc.	Oklahoma
LKQ Smart Parts, Inc.	Delaware
LKQ Southwick LLC	Massachusetts
LKQ Taiwan Holding Company	Illinois
LKQ Tire & Recycling, Inc.	Delaware
LKQ Trading Company	Delaware
LKQ Triplett ASAP, Inc.	Ohio
LKQ U-Pull-It Auto Damascus, Inc.	Oregon
LKQ U-Pull-It Tigard, Inc.	Oregon
LKQ West Michigan Auto Parts, Inc.	Michigan
Michael Auto Parts, Incorporated	Florida
North American ATK Corporation	California
P.B.E. Specialties, Inc.	Massachusetts
Pick-Your-Part Auto Wrecking	California
Potomac German Auto South, Inc.	Florida
Potomac German Auto, Inc.	Maryland
Pull-N-Save Auto Parts, LLC	Colorado
Redding Auto Center, Inc.	California
Scrap Processors, LLC	Illinois
Speedway Pull-N-Save Auto Parts, LLC	Florida
Supreme Auto Parts, Inc.	Pennsylvania
U-Pull-It, Inc.	Illinois
U-Pull-It, North, LLC	Illinois